UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007 (November 15, 2007)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On November 15, 2007, Gastar Exploration Ltd. (the “Company”) issued a press release announcing its receipt of a demand letter from GeoStar Corporation (“GeoStar”) claiming that GeoStar is entitled to be issued approximately 1.69 billion Company common shares under a “Look Back” provision in two Purchase and Sale Agreements entered into by GeoStar and the Company in 2005 conveying interests in certain Texas properties from GeoStar to the Company.

A copy of this press release is attached as Exhibit 99.1 and is being furnished solely pursuant to Item 7.01 of this report.

SECTION 8 – EVENTS

ITEM 8.01 OTHER EVENTS

The Company received a demand letter from GeoStar Corporation claiming that GeoStar is entitled to be issued approximately 1.69 billion of the Company’s common shares under a “Look Back” provision in two Purchase and Sale Agreements (“PSAs”) entered into by GeoStar and the Company in 2005 conveying interests in certain Texas properties from GeoStar to the Company. Under the PSAs, the Company paid to GeoStar an agreed $43.5 million in consideration for the properties (including cash, 8.6 million shares of Company common stock, and promissory notes), subject to certain purchase price adjustments relating to the period prior to closing.

The PSAs contain a “Look Back” provision that is the subject of claims in two previously disclosed lawsuits with GeoStar. Under the “Look Back” provision, two “Look Back Payments” are to be calculated based in part on changes in proved and probable reserves attributable to certain of the Company’s leasehold interests over certain periods of time ending June 30, 2006 and 2007. If a Look Back Payment is due to GeoStar under the PSAs, the PSAs require the payment to be effected through the issuance of the Company’s stock. If a Look Back Payment is owed by GeoStar under the PSAs, the PSAs require that the payment be effected through the transfer or cancellation of the Company stock held by GeoStar.

The PSAs provide that the calculation of the Look Back Payment shall be based upon reserve estimates reported by Netherland Sewell & Associates, Inc. (“NSA”), or in certain circumstances, based upon an average of the NSA estimates and estimates obtained by GeoStar from an independent, professionally certified reservoir engineering firm utilizing the same regulatory requirements and reserve calculation guidelines as those employed by NSA in its estimates. Based on the NSA reserves estimate and the Look Back calculations set forth in the PSAs, the Company believes that GeoStar owes a Look Back Payment to the Company.

On November 1, 2007, GeoStar informed the board of directors of the Company that it intended to submit a reserve report for purposes of the June 30, 2006 and 2007 Look Back analyses showing that the gross reserves attributable to the Company’s leasehold interests are substantially greater than those reflected in the NSA reserve reports on which the Company’s Look Back analyses were based. On November 7, 2007, GeoStar submitted to The Company a reserve report from T.J. Smith & Company, Inc. (“T.J. Smith”) that reported a substantially greater reserve estimate than the estimates in the NSA reserve report.

On November 14, 2007, the Company received a revised reserve report of T.J. Smith as well as a demand letter from GeoStar’s counsel (“Demand Letter”) in which GeoStar asserted a purported right under the PSAs to receive additional shares of Company stock as a Look Back Payment. In the Demand Letter, GeoStar asserts that T.J. Smith has estimated that the total proved and probable reserves in the Company’s Texas properties attributable to 100% of the working interest amount to a volume of natural gas which is approximately fourteen times more than the proved and probable reserves estimated by NSA, the engineering firm selected by the parties in the PSAs. On the basis of that reserves estimate, GeoStar asserts in the Demand Letter that it is entitled to a Look Back Payment of approximately 1.69 billion shares of the Company’s common stock, which if issued would constitute approximately 89% of the Company’s common equity. In the Demand Letter, GeoStar further asserts that if its demand is not met, it will pursue remedies that may include reclaiming operatorship over certain of the Company’s Texas properties, rescission of the PSAs resulting in return of the properties covered by the PSAs and consideration paid, and unspecified injunctive relief.

The Company believes that GeoStar’s assertions are without merit. The Company believes that the T.J. Smith reserve report was submitted in bad faith and does not meet the requirements of the PSAs because, among other things, it does not follow the same regulatory requirements employed by NSA as required per the terms of the PSAs. In addition, GeoStar has asserted that the Look Back analysis should be based on changes in reserves attributable to the entirety, or 8/8ths, of the Company’s leasehold interests with respect to its Texas properties, rather than on changes in reserves attributable to GeoStar’s net revenue interest in those properties as of the effectiveness of the PSAs, as the Company believes. The Company continues to review the T.J. Smith report and GeoStar’s contentions relating thereto and evaluate the Company’s legal positions and options.

The Company is amending its petition in Gastar Exploration, Ltd., et al v. GeoStar Corporation, et al., the lawsuit filed August 2007 in Robertson County, Texas. In the amended petition, the Company seeks, among other things, declarations that: the Company has complied with the Look-Back provision in the PSAs; the Company is entitled to receive a Look Back Payment from GeoStar; the NSA reports and the Company’s Look Back analyses are conclusive as a result of GeoStar’s failure to submit a reserves report that complies with the provisions of the PSAs; GeoStar is not entitled to rescission or any ownership interest in the properties covered by the PSAs; and GeoStar is not entitled to any shares or other relief under the Look Back provision in the PSAs.

The Company intends to vigorously defend itself against GeoStar’s assertions and believes that these assertions are without merit. However, an unfavorable outcome in litigation relating to the Look Back could have a material adverse effect on the Company were GeoStar to obtain issuance of the requested shares, rescission of the PSAs, or other relief it asserts it may request. Although the Company does not currently anticipate the need to access the equity capital markets through 2008 to continue its business plan, until these issues are resolved in whole or in significant part, it may be difficult for the Company to raise capital through the sale of equity.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document
99.1	Press release dated November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: November 15, 2007	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press release dated November 15, 2007.